Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS ANNOUNCES RETIREMENT OF DAVID CAMPISI, PRESIDENT AND CEO

LISA BACHMANN AND TIM JOHNSON TO CONTINUE EXECUTIVE RESPONSIBILITIES

BOARD CONDUCTING SEARCH TO IDENTIFY PERMANENT SUCCESSOR

Columbus, Ohio - April 17, 2018 - Big Lots, Inc. (NYSE: BIG) announced today the retirement of David Campisi as President, CEO and as a member of the Board of Directors. Mr. Campisi, who had been on a leave of absence for medical reasons since December 2017, has decided to retire in order to focus fully on his health.

Lisa M. Bachmann, Executive Vice President, Chief Merchandising & Operating Officer, and Timothy A. Johnson, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, will continue to work closely with the Company’s Executive Leadership Team (“ELT”) and Board of Directors to carry out Mr. Campisi’s executive responsibilities. The Big Lots Board has initiated a formal search process to identify a permanent successor CEO and is in the process of retaining an executive search firm to assist the Board in identifying and reviewing both internal and external candidates.

“On behalf of the Board, I want to thank David for his years of dedicated service to Big Lots,” said Jim Chambers, non-executive chair of the Board. “David has provided strong leadership during an important period in the Company’s history, and one of his lasting legacies will be the talented team that he developed at Big Lots. We sincerely appreciate David’s many contributions to Big Lots and wish him a long and healthy retirement."

Added Mr. Campisi, “After considerable thought, I have decided that the best course of action - for both me personally and Big Lots as an organization - is for me to retire and focus fully on my health. I also plan to pursue additional community-based activities during my retirement. Lisa and T.J. have done an excellent job executing my responsibilities, and will continue to do so while the Board searches for my successor. I have the upmost confidence in them, along with the rest of the ELT, in continuing to successfully guide Big Lots forward.”

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,416 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words "anticipate," "estimate," "expect," "objective," "goal," "project," "intend," "plan," "believe," "will," "should," "may," "target," "forecast," "guidance," "outlook" and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com